Exhibit D3
AMENDMENT NO. 2
TO THE ADVISORY AGREEMENT
THIS AMENDMENT NO. 2 TO THE ADVISORY AGREEMENT is made as of January 3, 2011, by and between RYDEX SERIES FUNDS (the “Trust”), a Delaware statutory trust registered as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and RYDEX ADVISORS, LLC, a Kansas limited liability company with its principal place of business at 9601 Blackwell Road, Suite 500, Rockville, Maryland, 20850 (the “Adviser”).
WHEREAS, the parties are parties to an Advisory Agreement, dated August 1, 2010, as amended August 25, 2010 (the “Agreement”); and
WHEREAS, the Adviser will be merging with and into Security Investors, LLC (“SI”), effective as of January 3, 2011 (the “Merger”); and
WHEREAS, the Merger is not considered an “assignment” as that term is defined in the 1940 Act; and
WHEREAS, the parties desire to amend the Agreement to reflect the change in identity of the investment adviser, as a result of the Merger.
NOW THEREFORE, in consideration of their mutual promises, the parties hereby agree as follows:
1. Effective as of the closing of the Merger, on or about January 3, 2011, the Agreement is amended to reflect the change in the identity of the investment adviser, from Rydex Advisors, LLC, to Security Investors, LLC. All references in the Agreement to Rydex Advisors, LLC, are updated accordingly.
2. This Amendment No. 2 may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.
3. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement, shall remain unamended and shall continue to be in full force and effect.
IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 as of the date first above written.

SECURITY INVESTORS, LLC		RYDEX SERIES FUNDS
By:	/s/ Rich Goldman	By:	/s/ Rich Goldman

	Name: Rich Goldman		Name: Rich Goldman
	Title: Chief Executive Officer and President		Title: President